                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                        April 23, 2001 (April 23, 2001)

                             Arch Coal, Inc.
           (Exact name of registrant as specified in its charter)

   Delaware                       1-13105       43-0921172
(State or other jurisidiction (Commission File  (I.R.S. Employer
 of incorporation)                Number)       Identification No.)

           CityPlace One, Suite 300, St. Louis, Missouri 63141
               Address of principal executive offices) (Zip code)

     Registrant's telephone number, including area code: (314) 994-2700

                               Page 1 of 4 pages.
                        Exhibit Index begins on page 4.

Item 5.  Other Events.

     On April 23, 2001,  Arch Coal,  Inc. (the  "Company"),  announced via press release its earnings and operating results for the first quarter of 2001. A copy of the Company's  press release is attached  hereto and  incorporated  herein by reference in its entirety.

Item 7.  Financial Statements and Exhibits.

     (c) The following Exhibit is filed with this Current Report on Form 8-K:

          Exhibit No.                  Description
          99                           Press Release dated as of April 23, 2001

                               Page 2 of 4 pages.
                        Exhibit Index begins on page 4.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2001                  ARCH COAL, INC.

                                        By:_________________________
                                        Robert G. Jones
                                        Vice President - Law, Secretary
                                        and General Counsel

                               Page 3 of 4 pages.
                        Exhibit Index begins on page 4.

                               EXHIBIT INDEX

Exhibit No.                            Description
99                                     Press Release dated as of April 23, 2001

                             Page 4 of 4 pages.

                                                                      Exhibit 99

News from
Arch Coal, Inc.

                                                        FOR FURTHER INFORMATION:

                                                                   Deck S. Slone
                                                    Director, Investor Relations
                                                              and Public Affairs
                                                                  (314) 994-2717

                                                           FOR IMMEDIATE RELEASE
                                                                  April 23, 2001

Arch Coal, Inc. Reports First Quarter Results

Highlights:

     o    Net income of $6.1 million, or $.15 per share, vs. a net loss of $15.0 million,  or $.39  per  share,  in 1Q00
     o    Adjusted  EBITDA  of  $80.3 million,  vs. $63.6  million in 1Q00
          Total debt  reduction of $98.7 million, or 9%
     o    Revenues of $381.4  million,  vs. $357.8  million in 1Q00
     o    Coal sales of 27.2 million tons, vs. 27.8 million tons in 1Q00

ST. LOUIS,  April 23 /PRNewswire  Interactive  News Release/ -- Arch Coal,  Inc.
(NYSE:  ACI - news) announced  today that it had net income of $6.1 million,  or
$.15 per share, for its first quarter ended March 31, 2001. In comparison,  Arch had a net loss of $15.0 million, or $.39 per share, in the same quarter of 2000.

"As previously announced,  Arch Coal realized very strong margins on the limited tonnage that was open to  market-based  pricing during the quarter," said Steven
F. Leer, Arch Coal's president and chief executive  officer.  "Moreover,  nearly all of our mines  performed  well during the period,  and continue to operate at high levels of efficiency today."

The one  operation  that  struggled  during the quarter was the West Elk mine in
Colorado,  which encountered  higher-than-expected  methane levels following the relocation of its longwall mining system to a new reserve area in late February.
"We have made progress in combating the problem,  and we are optimistic that the mine can return to reasonably  strong levels of production in the second half of the  year,"  Leer  said.  "However,  the  problem  did  lead  to  a  substantial curtailment  of  planned  shipments  in the first  quarter,  and it will have an impact on shipments during the second quarter as well."

In addition to strong market-based pricing on its open tonnage, the company also benefited  from  income tax  credits  related to  depletion  and a $3.5  million pre-tax  gain  associated  with the  reversal  of  certain  previously  recorded reclamation  liabilities.  Offsetting  those  benefits were accruals  related to stock-based  compensation  benefit  programs  that could be  realized  in future periods as a result of improved stock performance.

Arch had  revenues of $381.4  million and coal sales of 27.2 million tons in the first quarter of 2001,  compared to $357.8  million and 27.8 million tons in the same period of 2000.  Adjusted  EBITDA for the quarter  totaled  $80.3  million, compared to $63.6 million in the first quarter of 2000.

Coal markets

Coal markets  continued to strengthen  during the quarter,  especially in Arch's two principal producing regions.  "The spot price of Powder River Basin coal has tripled  in the past 12  months,  and the  spot  price  of  central  Appalachian compliance coal has doubled," Leer said. "We are particularly  encouraged by the fact that prices  continued to improve in both  regions  during March and April, months when electricity demand typically falls off and coal prices soften."

As  previously  announced,  Arch  had  committed  nearly  all  of  its  expected production  for 2001 before the year began,  and has only about 1.5 million tons of coal to ship at current spot pricing for the  remainder of 2001.  The company currently has approximately 30% of its expected  production open to market-based pricing in 2002, 50% in 2003, and 75% in 2004.

"In recent years,  power  generators have waited until the summer months or even later before seeking to secure new supply  commitments for the following  year,"
Leer said.  "In  contrast,  we have  already  received a  substantial  number of solicitations for 2002 business and are engaged in active negotiations with some of these  generators.  We view this  development as a positive  indication  that pricing for our open-to-market business in 2002 could be quite strong."

Debt reduction

During the quarter,  Arch reduced its total debt by $98.7 million,  or more than
9%,  principally  through  the use of proceeds  raised in an equity  offering in early February made in connection with a secondary  offering by Ashland Inc. "We continue to view the  strengthening  of our balance  sheet as our top  financial priority  and  one of  the  best  options  we  have  to  create  value  for  our shareholders," Leer said.

Leer noted that the company was able to achieve this debt reduction  despite the fact that capital  spending is  historically  higher in the first quarter due to the timing of reserve acquisition payments for the Thundercloud lease and Arch's normal  capital  budget  cycle.  Arch made the third of five annual  payments of
$31.6 million on the Thundercloud lease in January 2001.

West Elk mine

In recent weeks,  West Elk has completed  revisions to its ventilation  plan and has made  progress in diluting  the  liberated  methane  levels.  "We are making strides in addressing the higher methane levels, and we are optimistic about our ability to effectively  manage the problem over the long term," Leer said.  West
Elk is in the process of drilling  degasification holes inside the mine and will soon drill  similar  holes from the surface  that should  help  control  methane levels over time.

The West Elk mine was idle for  roughly  six  months  in 2000 due to a fire that occurred  in the  western  section  of the  mine.  In  February  2001,  West Elk completed  mining the last longwall  panel in the western  section and moved its longwall  mining system to a new reserve area on the mine's east side.  West Elk recently completed efforts to permanently seal the entire west side of the mine.

Operating statistics

Regional  analysis:  Of the 27.2  million tons of coal that Arch sold during the first  quarter,  approximately  8.9  million  tons  originated  at  its  eastern operations and 18.3 million tons originated at its western operations. Arch Coal had an average  operating  realization  of $13.24 per ton and average  operating costs of $12.12 per ton. The eastern  operations  had an average  realized sales price of  $27.76  per ton and an  average  cost of  $24.57  per ton  during  the quarter. The western operations had an average realized sales price of $6.28 per ton and an average cost of $6.14 per ton during the quarter. (Western operations data does not include the results of  65%-owned  Canyon Fuel  Company,  which is accounted for on the equity method.)

Expected  2001  production:  In the  east,  Arch  expects  to  sell a  total  of approximately  34  million  tons of  coal in 2001  from  its  mines  in  central
Appalachia.  In the west, Arch expects to sell  approximately 65 million tons of coal at its Black  Thunder mine in the Powder River Basin of Wyoming and between
4  million  and 6  million  tons of coal at the West Elk mine in  Colorado.  The actual  volume  produced at West Elk will be largely  dependent on the company's ability to manage the high methane levels currently being experienced there.

Financial:  Arch currently expects  depreciation,  depletion and amortization to total  approximately  $225 million in 2001,  which includes $54.1 million in the quarter just ended.  Capital  expenditures  are expected to total  approximately
$130 million,  which includes $51.5 million  expended in the quarter just ended.
(Projections   for   depreciation,   depletion  and   amortization  and  capital
expenditures include Arch's ownership percentage in Canyon Fuel Company.)

Looking ahead

"In recent weeks, we have received a substantial  number of  solicitations  from power  generators  that are  looking  to  secure  a supply  of coal for 2002 and thereafter," Leer said.  "Given the current  tightness in U.S. coal markets,  we expect  favorable  pricing  for  our  tonnage  that  is  uncommitted  or open to market-based pricing."

"Moreover,  we  continue  to be  encouraged  by other  developments  that should continue to exert a positive influence on coal prices," Leer continued. "Natural gas prices  remain high,  hydroelectric  output is being  adversely  affected by drought-like  conditions in the western United States, and the nuclear system is producing at near its practical capacity.  Furthermore,  coal stockpiles at U.S.
power plants were 35% lower at the outset of 2001 than a year earlier, and given current  coal  production  levels  we  could  see a  further  erosion  of  those stockpiles this summer.

"Meanwhile,  coal-fired power plants are operating at a utilization rate of only
70%.  "Clearly,  coal demand will continue to climb as power  generators seek to run these plants at ever-higher levels of efficiency," Leer said.

The  longer-term  demand picture is  strengthening  as well.  "The high price of competing  fuels has spurred a renewed  interest in new coal-fired  generation,"
Leer added. "The announced  additional capacity that is expected to come on-line towards  the  middle  of the  decade  should  provide  a smooth  transition  for continued  coal demand  growth as existing  coal-fired  plants begin to approach their effective capacity limits."

So far, plans to build roughly 20,000 megawatts of new coal-fired  capacity have already been announced,  according to Energy Ventures Analysis.  That equates to between 60 million and 80 million tons of new coal demand annually.

A conference call concerning  first quarter  earnings will be webcast live today at 11 a.m.  EST. The  conference  call can be accessed via the  "investor  info"
section of the Arch Coal web site (www.archcoal.com ).

Arch  Coal  is  the  nation's  second  largest  coal  producer  with  subsidiary operations in West Virginia,  Kentucky,  Virginia,  Wyoming,  Colorado and Utah.
Through these  operations,  Arch Coal provides the fuel for  approximately 6% of the electricity generated in the United States.

Definition:  Adjusted  EBITDA is presented above because it is a widely accepted financial  indicator of a company's ability to incur and service debt.  Adjusted
EBITDA should not be considered in isolation or as an alternative to net income, operating  income,  cash flows from  operations,  or as a measure of a company's profitability,  liquidity or performance  under  generally  accepted  accounting principles.  Adjusted  EBITDA is defined as income  from  operations  before the effect of net interest expense;  income taxes; and  depreciation,  depletion and amortization for Arch Coal, Inc., its subsidiaries and its ownership  percentage in its equity investments.

Forward-Looking Statements: Statements contained in this press release which are not  statements of historical  fact are  forward-looking  statements  within the
"safe harbor" provision of the Private Securities Litigation Reform Act of 1995.
These  forward-looking  statements  are based on our  current  expectations  and projections  about future  events,  some or all of which may be  incorrect,  and which are also  subject  to various  risks and  uncertainties  that could  cause actual  results to differ  materially  from those  projected in the  statements.
These  expectations,  assumptions and uncertainties  include the following:  our expectation of continued growth in the demand for  electricity;  our belief that legislation, regulations and the relatively higher costs of competing fuels will increase demand for our compliance and low-sulfur coal; projected production and financial results;  our expectation of improving market conditions for the price of our coal; our  expectation  that we will continue to have adequate  liquidity from our cash flow from operations, together with available borrowings under our credit  facilities,  to pay down our debt and to  finance  our  working  capital needs; a variety of operational, geologic, permitting, labor and weather-related factors,  including  equipment  availability;  and other risks and uncertainties detailed  from time to time in the company's  reports filed with the  Securities and Exchange Commission.

                       Arch Coal, Inc. and Subsidiaries
               Condensed Consolidated Statements of Operations
                    (In thousands, except per share data)

                                                      Three Months Ended
                                                           March 31
                                                      2001           2000
                                                          (Unaudited)
    Revenues
     Coal sales                                     $360,043       $344,399
     Income from equity investment                     6,059          3,631
     Other revenues                                   15,325          9,771
                                                     381,427        357,801

    Costs and expenses
     Cost of coal sales                              329,525        329,985
     Selling, general and administrative expenses     13,794          9,756
     Amortization of coal supply agreements            7,586         10,096
     Other expenses                                    4,329          5,066
                                                     355,234        354,903
      Income from operations                          26,193          2,898

    Interest expense, net:
      Interest expense                               (21,354)       (22,920)
      Interest income                                    251            295
                                                     (21,103)       (22,625)

        Income (loss) before income taxes              5,090        (19,727)
    Benefit from income taxes                         (1,000)        (4,700)

        Net income (loss)                             $6,090       $(15,027)

    Basic and diluted earnings (loss) per
     common share                                      $0.15         $(0.39)

    Weighted average shares outstanding               40,411         38,164

    Dividends declared per share                     $0.0575        $0.0575

    Adjusted EBITDA (A)                              $80,313        $63,589

    (A)  Adjusted EBITDA is defined as income from operations before the effect of net interest expense; income taxes; depreciation, depletion and amortization for Arch Coal, Inc., its subsidiaries and its ownership percentage in its equity investments.

                       Arch Coal, Inc. and Subsidiaries
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                                     March 31,    December 31,
                                                       2001           2000
    Assets                                         (Unaudited)
     Current assets
      Cash and cash equivalents                       $2,349         $6,028
      Trade receivables                              153,628        141,727
      Other receivables                               24,305         38,540
      Inventories                                     51,288         47,930
      Prepaid royalties                                3,459          2,262
      Deferred income taxes                           27,440         27,440
      Other                                           14,911         13,963

                  Total current assets               277,380        277,890

    Property, plant and equipment, net             1,441,749      1,430,053

    Other assets
      Prepaid royalties                               33,500         17,500
      Coal supply agreements                         101,298        108,884
      Deferred income taxes                          194,067        179,343
      Investment in Canyon Fuel                      174,004        188,700
      Other                                           29,393         30,244
                                                     532,262        524,671
                  Total assets                    $2,251,391     $2,232,614

    Liabilities and stockholders' equity
     Current liabilities
      Accounts payable                              $115,164       $103,014
      Accrued expenses                               154,402        152,303
      Current portion of debt                         95,000         60,129
                  Total current liabilities          364,566        315,446
    Long-term debt                                   957,070      1,090,666
     Accrued postretirement benefits other
      than pension                                   332,837        336,663
    Accrued reclamation and mine closure             116,133        118,928
    Accrued workers' compensation                     79,637         78,593
    Accrued pension cost                              21,453         19,287
    Obligations under capital leases                  10,596         11,348
    Other noncurrent liabilities                      63,118         41,809
                  Total liabilities                1,945,410      2,012,740

    Stockholders' equity
     Common stock                                        435            397
     Paid-in capital                                 550,940        473,428
     Retained deficit                               (231,385)      (234,980)
     Treasury stock, at cost                               -        (18,971)
     Accumulated other comprehensive loss            (14,009)             -
                  Total stockholders' equity         305,981        219,874

                  Total liabilities and
                   stockholders' equity           $2,251,391     $2,232,614

                       Arch Coal, Inc. and Subsidiaries
               Condensed Consolidated Statements of Cash Flows
                                (In Thousands)

                                                        Three Months Ended
                                                            March 31,
                                                       2001           2000
                                                           (Unaudited)
    Operating activities
    Net income (loss)                                 $6,090       $(15,027)
    Adjustments to reconcile to cash
       provided by operating activities:
     Depreciation, depletion and amortization         44,240         51,769
     Prepaid royalties expensed                        1,607          1,590
     Net gain on disposition of assets                (3,435)        (2,343)
     Income from equity investment                    (6,059)        (3,631)
     Net distributions from (contributions to)
      equity investment                               20,755         (7,800)
     Changes in:
       Receivables                                     2,334         18,953
       Inventories                                    (3,358)        (1,191)
       Accounts payable and accrued expenses          14,249         26,307
       Income taxes                                   (5,767)        (4,642)
       Accrued postretirement benefits other
        than pension                                  (3,826)          (661)
       Accrued reclamation and mine closure           (2,795)           699
       Accrued workers' compensation benefits          1,044         (6,325)
       Other                                             413         (1,711)

      Cash provided by operating activities           65,492         55,987

    Investing activities
    Additions to property, plant and equipment       (48,547)       (50,129)
    Proceeds from dispositions of property,
     plant and equipment                               3,631          2,942
    Additions to prepaid royalties                   (18,804)       (17,901)

      Cash used in investing activities              (63,720)       (65,088)

    Financing activities
    Net (payments on) borrowings from revolver
     and lines of credit                             (98,725)        11,101
    Reductions of obligations under capital lease       (752)             -
    Dividends paid                                    (2,495)        (2,195)
    Proceeds from sale of common stock                77,550              -
    Proceeds from sale of treasury stock              18,971              -

      Cash provided by (used in) financing
       activities                                     (5,451)         8,906

    Decrease in cash and cash equivalents             (3,679)          (195)
    Cash and cash equivalents, beginning of period     6,028          3,283

    Cash and cash equivalents, end of period          $2,349         $3,088

    Canyon Fuel Company cash flow information
       (Arch Coal Ownership Percentage)
     Depreciation, depletion and amortization          9,880          8,922
     Additions to property, plant and equipment        2,901          1,637